UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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FOR IMMEDIATE RELEASE

Norfolk Southern highlights the strength of its highly qualified and engaged board

Urges shareholders to vote “FOR” ONLY Norfolk Southern’s 13 highly qualified nominees on the WHITE proxy card today

Believes Ancora’s nominees lack critical expertise and their appointment would be detrimental to shareholder value by putting the franchise at risk

ATLANTA, April 11, 2024 – Norfolk Southern Corporation (NYSE: NSC) Thursday sent a letter to shareholders highlighting the collective strength of its board of directors and its commitment to acting in shareholders’ best interests. Norfolk Southern’s highly qualified and engaged board has taken decisive action to drive long-term shareholder value. They are holding management accountable, addressing shareholder feedback, and enhancing safety and operational performance. The letter highlights the board’s:

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Independent oversight to ensure the successful execution of our balanced strategy. Norfolk Southern’s board is an agent of change, advancing shareholders’ interests. The board has executed significant corporate governance enhancements, directed transformational initiatives to improve safety and operational performance, and amended executive compensation policies to ensure performance accountability.

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Proven skills and experience that are essential to guide Norfolk Southern forward. The intentional composition of the board supports our ability to drive long-term shareholder value. The directors bring complementary expertise and have important knowledge across rail transportation, operations, regulatory, safety, sustainability, and cybersecurity. These, coupled with effective independent board oversight, will help close the gap with our peers.

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Steadfast commitment to bringing in fresh ideas and diverse perspectives. In 2023, Adm. Philip Davidson, USN, Ret., and Francesca DeBiase, former EVP and chief supply chain and sustainability officer of McDonald’s Corporation, were appointed to the board. Now, Norfolk Southern looks forward to welcoming Richard Anderson, former CEO of Delta Air Lines and Amtrak, and former U.S. Sen. and rail safety advocate Mary Kathryn “Heidi” Heitkamp, at this year’s Annual Meeting. These new nominees underscore the board’s ongoing, comprehensive refreshment process, which includes appointing six new directors to the board in the past five years and nominating two new directors this year.

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In contrast, Ancora Alternatives LLC’s (“Ancora”) slate is seeking wholesale change to push through its short-term focused agenda, which would put the company’s franchise at risk and be detrimental to shareholder value.

Ancora’s nominees would:

•	Unseat incumbents who are essential to ensuring the proper oversight of the company and effective functioning of the board

•	Replace our qualified director nominees with inferior nominees with little board and safety experience

•	Handicap the board with inexperienced members and create a dearth of leadership and continuity at a pivotal time for Norfolk Southern

Ancora’s reckless plan and demands for an overhaul of management and the board would decelerate the momentum of Norfolk Southern’s strategic transformation, force substantial furloughs, and destroy long-term value for shareholders.

The letter to shareholders and other important information related to Norfolk Southern’s Annual Meeting can be found at VoteNorfolkSouthern.com.

The website also includes video messages to shareholders from independent board chair Amy Miles, Governance and Nominating Committee chair Jennifer Scanlon, Finance and Risk Management Committee member John Huffard, Jr., and Norfolk Southern’s management team.

Your Vote is Important

Norfolk Southern believes all of its 13 nominees are uniquely qualified to oversee the company’s strategy, drive sustainable value, and hold management accountable. Norfolk Southern strongly urges shareholders to protect their investment by VOTING the WHITE proxy card FOR ONLY Norfolk Southern’s 13 nominees.

Please simply DISCARD any Blue proxy card you may receive from Ancora. If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the company’s WHITE proxy card. Only your latest-dated vote will count!

If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 750-9496 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

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Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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